Exhibit 99.1

FOR IMMEDIATE RELEASE


      Newtek Business Services Announces Rollout of Newtek Insurance Agency

New York, N.Y. - February 24, 2004 - Newtek Business Services, Inc. (NASDAQ:
NKBS) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market, today announced that it has established Newtek Insurance Agency, a provider of customized business insurance products for small businesses, including key man, business owners protection policy and property and casualty insurance for small to medium-sized businesses. Newtek Insurance Agency will reside in the District of Columbia and currently is licensed in 31 states, with the intention to be licensed in all 50 states. The company will serve as a retail agency, serving Newtek's internal and external client base. The company anticipates beginning to write business in the second or third quarter of 2004.

Newtek Insurance Agency is expected to be led by Ellen Abromson, currently an attorney with the District of Columbia office of a prominent national law firm and a District of Columbia-licensed insurance producer with life & health, property and casualty, and personal lines designations. Previously Ms. Abromson served for nine years as an in-house attorney for the Acacia Group of Financial Services Companies that marketed life and variable life insurance products it manufactured, and distributed numerous other insurance products through a captive field force and independent agents. She began her employment at Acacia as assistant counsel and was promoted twice to associate counsel and then to second vice president. Ms. Abromson received the designation of Fellow and Associate, Insurance Regulatory Compliance from the Life Management Institute, respectively in 1995 and 1997.

"With the addition of a retail insurance agency, Newtek will truly be a `one-stop shop' for the small business owner," Ms. Abromson said. "I am thrilled to be joining an organization so attuned to the needs of small business owners and entrepreneurs."

Barry Sloane, chairman and CEO of Newtek Business Services, Inc., added, "Newtek is positioning itself as a gatekeeper and trusted advisor to 23.5 million small to medium-sized businesses in the United States. Our loan programs usually require key man life and appropriate liability insurance on all underlying businesses and we want to be in a position to provide the high quality services and product to our customers. We look forward to developing this business line as part of our `we do it better' platform. This line of business is a great compliment to our comprehensive menu of products for small to medium-sized businesses."

Newtek Business Services, Inc. is a premier provider of business services and financial products to the small to medium-sized business market. Newtek's core brands include:

o     Newtek Small Business Finance: small business and U.S.
      government-guaranteed lending services;

o Newtek Merchant Solutions: electronic merchant payment processing solutions;

o Newtek Financial Information Systems: outsourced bookkeeping & controller services;

o     Newtek Tax Services: tax filing, preparation and advisory services; and

o     Newtek Insurance Agency: customized business insurance.

The statements in this release may contain forward-looking statements relating to such matters as anticipated future financial performance, business prospect, legislative developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward -looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results to differ materially from the anticipated results expressed in the Company's forward looking statements such as intensified competition and/or operating problems on its operating business projects and their impact on revenues and profit margins or additional factors as described in Newtek Business Services' previously filed registration statements.

Contacts:

Lippert/Heilshorn & Associates
212-838-3777
Investors - David K. Waldman, dwaldman@lhai.com
Media - Chenoa Taitt, ctaitt@lhai.com

Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com

Dave Gentry
Aurelius Consulting Group
407-644-4256
aurelius@cfl.rr.com